Exhibit 32.1

JUPITER WELLNESS INC.

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13a-14(b) UNDER THE SECURITIES EXCHANGE ACT OF 1934 AND SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

Each of the undersigned, Brian John and Douglas McKinnon, certifies pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and Section 1350 of Chapter 63 of Title 18 of the United States Code, that (1) this annual report on Form 10-K for the year ended December 31, 2022, of Jupiter Wellness, Inc. (the “Company”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and (2) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 3, 2023

/s/ Brian John
Brian John,
Chief Executive Officer

/s/ Douglas McKinnon
Douglas McKinnon,
Chief Financial Officer